                                                                    Exhibit 10.1

                         AMERICAN ITALIAN PASTA COMPANY

                                       AND

                                GOOCH FOODS, INC.

                                       AND

                         ARCHER-DANIELS-MIDLAND COMPANY

                            ASSET PURCHASE AGREEMENT

                               SEPTEMBER 30, 2002

                                                                  EXECUTION COPY

                                TABLE OF CONTENTS

                                       i

                                       ii

                                      iii

                                       iv

                               TABLE OF SCHEDULES

Schedule 2.1 (a)           Intellectual Property
Schedule 2.1 (c)           Material Contracts
Schedule 2.1 (d)           UPC's
Schedule 3.4               Purchase Price Allocation
Schedule 5.4               ADM Required Consents
Schedule 5.5               Affiliate Contracts
Schedule 5.7               Material Contracts Requiring Consent to Assign
Schedule 5.11              Litigation Matters
Schedule 11.4              Arbitration Procedures
Schedule 13.12             Press Release

                                TABLE OF EXHIBITS

Exhibit 4.2(a)             Bill of Sale
Exhibit 4.2(b)             Assignment and Assumption Agreement
Exhibit 4.2(d)             Cross Receipt
Exhibit 4.2(i)             Transition Agreement
Exhibit 6.12               Protein Purchase Agreement
Exhibit 6.13               Soy 7 License
Exhibit 12.1               Contract Manufacturing Agreement Amendment

                                                                  EXECUTION COPY

                            ASSET PURCHASE AGREEMENT

     THIS AGREEMENT (the  "Agreement") is entered into as of September 30, 2002,
by  and  among  GOOCH  FOODS,  INC.,  a  Delaware  corporation  ("Gooch"),   and
ARCHER-DANIELS-MIDLAND COMPANY, a Delaware corporation ("ADM"; and together with
Gooch,  "Seller"),  and AMERICAN ITALIAN PASTA COMPANY,  a Delaware  corporation
("Buyer").

     WHEREAS,  Seller owns various items of personal and intellectual  property, as more fully  defined in Section  2.1,  used in the  marketing  and sale of the
Branded Products (the "Business"); and

     WHEREAS,  Seller desires to sell the Assets (as defined below) to Buyer and
Buyer  desires to purchase the Assets from Seller in exchange for cash and other valuable consideration.

     NOW,   THEREFORE,   in  consideration  of  the  foregoing  and  the  mutual
agreements,  covenants,  representations,  warranties  and  promises  set  forth herein, the parties hereto agree as follows:

                                   ARTICLE I.
                         DEFINITIONS AND INTERPRETATIONS

     Section 1.1. Defined Terms. Capitalized terms not otherwise defined in this
Agreement shall each have the meaning given in this Section 1.1.

"Affiliate" means any Person that controls, is controlled by, or is under common control with, a Person.

"Branded  Products" means potato,  dinner and pasta products,  but not including soy enriched pasta products, marketed and sold using the Brands.

"Brands" means the LaRosa and Martha Gooch brands.

"Code"  means the Internal  Revenue Code of 1986,  as amended from time to time, and any successor thereto and any regulations promulgated thereunder.

"Confidentiality  Agreement" means that certain Secrecy Agreement by and between
Gooch and the Buyer dated as of August 16, 2002.

"Contract  Manufacturing  Agreement" means that certain  Contract  Manufacturing
Agreement by and between Gooch and Buyer dated as of December 1, 2000.

"Governmental Authority" means any federal, state, local or foreign governmental or regulatory or administrative  department,  court, commission,  board, bureau, agency, authority or instrumentality.

"Lien" means any mortgage,  pledge,  lien, charge,  claim,  option,  conditional sale,  deed of trust,  security  interest or other  encumbrance,  restriction or limitation of any nature whatsoever.

"Material  Adverse Event" means an event that causes or is reasonably  likely to lead to or result in a material  adverse effect on, or a material adverse change in, the operations or condition  (financial or otherwise) of the Business or the
Assets and that will result or is  reasonably  likely to result in an obligation or liability in excess of $250,000,  or a material adverse effect on the ability of Seller to  execute,  deliver or perform  this  Agreement  or any of the other agreements and documents contemplated by this Agreement.

"Ordinary  Course of  Business"  means the  ordinary  course of  business of the
Business  consistent  with past custom and practice  (including  with respect to quantity,  frequency, expense level, personnel resources,  promotional and sales activity, etc.).

"Person" means an individual, a partnership,  a corporation, a limited liability company,  an association,  a joint stock company,  a trust, a joint venture,  an unincorporated  organization,  a  Governmental  Authority  or any other  type of entity.

"Tax" or "Taxes" means any and all taxes,  fees,  duties,  tariffs,  imposts and other  charges  of any kind  imposed  by any  Governmental  Authority  or taxing authority,  including:  federal, state, local or foreign income, gross receipts, windfall profits,  property, motor vehicle, ad valorem, value added, production, sales, use, license, excise, franchise, capital, transfer, recordation, payroll, employment,  severance,  stamp,  occupation,  premium,  environmental (including taxes  under  Code  s.59A),  customs  duties,  social  security  (or  similar), unemployment,  disability,  withholding,  alternative  or add-on minimum tax, or other tax or governmental assessment,  together with any interest, additions, or penalties with respect  thereto and any interest in respect of such additions or penalties, whether disputed or not.

     Section  1.2. Terms  Defined in the  Agreement.  In  addition to the defined terms in Section  1.1,  the  following  is a list of defined  terms used in this
Agreement and a reference to the Section in which such term is defined:

         Defined Term                             Section in which Defined
         ADM                                      Recitals
         Agreed Amount                            s. 2.3
         Arbitrator                               Schedule 11.4
         Assets                                   s. 2.1
         Assumed Liabilities                      s. 2.3
         Business                                 Recitals
         Buyer Indemnification Claim              s. 10.2
         Cash Amount                              s. 3.1
         Claim Notice                             s. 11.2
         Claiming Party                           s. 11.2
         Claims                                   s. 11.1
         Closing                                  s. 4.1
         Closing Date                             s. 4.1
         Closing Date Balance Sheet               s. 3.2
         Contract Manufacturing
         Agreement Amendment                      s. 12.1

         Contracts                                s. 2.1(c)
         Customer Claims                          s. 3.3(a)
         Customer Lists                           s. 2.1(b)
         Effective Time                           s. 4.4
         Excluded Assets                          s. 2.2
         Financial Statements                     s. 5.15
         Gooch                                    Recitals
         Indemnification Claim                    s. 10.4
         Indemnification Claim Notice             s. 10.4
         Intangible Personal Property             s. 5.8
         Intellectual Property                    s. 2.1(a)
         Intentional Claims                       s. 10.6(d)
         Inventory                                s. 2.1(e)
         Inventory Purchase Amount                s. 3.2
         Other Intangible Rights                  s. 2.1(d)
         Paying Party                             s. 3.3(a)
         Post-Closing Claims                      s. 3.3(a)
         Procedures                               s. 11.3
         Promotional Payable Claims               s. 3.3
         Promotional Payables                     s. 2.3
         Protein Supply Agreement                 s. 6.12
         Purchase Price                           s. 3.1
         Receiving Party                          s. 3.3(a)
         Released Parties                         s. 12.2
         Retained Liabilities                     s. 2.4
         Selected Inventory                       s. 2.1(e)
         Seller Indemnification Claim             s. 10.3
         Soy 7 License Agreement                  s. 6.13
         Submitted Claims                         s. 3.3(a)
         Subsequent Contracts                     s. 6.8
         Trade Loading                            s. 6.2(a)(iv)
         Unintentional Claims                     s. 10.6(c)
         UPC Codes                                s. 2.1(d)

     Section 1.3. Interpretations.  Words used in this Agreement,  regardless of the gender and number specifically used, shall be construed to include any other gender and any other number as the context requires. Use of the word "including"
throughout  this Agreement  shall mean "including but not limited to." Except as otherwise provided in this Agreement in a particular  instance, a reference to a
Section,  Article, Schedule or Exhibit is a reference to a Section or Article of this  Agreement  or a Schedule  or  Exhibit  attached  hereto,  each of which is incorporated  into this Agreement by reference.  The terms  "hereof,"  "herein,"
"this  Agreement"  and other  like  terms  refer to this  Agreement  as a whole, including  the  Schedules  and Exhibits  hereto,  all  certificates  and closing documents  delivered  herewith,  and not solely to any  particular  part of this
Agreement.  The titles of the sections of this Agreement are for  convenience of reference only, and are not to be considered in construing this Agreement.

                                  ARTICLE II.
                           PURCHASE AND SALE OF ASSETS

     Section 2.1. Assets.  Subject to the terms and conditions set forth in this
Agreement,  Seller  shall at the  Closing  sell,  transfer,  convey,  assign and deliver  to Buyer free and clear of all Liens,  and Buyer  shall at the  Closing purchase and accept from Seller,  all of Seller's  right,  title and interest in and to those assets,  whether  tangible or  intangible,  specifically  set forth below (the "Assets"):

          (a)  all  trademarks,   trade  names,   copyrights,   recipes,  logos,
     marketing  materials,  designs used  exclusively  with the Branded Products
     (including all trade dress and packaging  artwork and logos  presently,  or within  five (5) years  from the date of  Closing,  used in  promoting  the
     Brands and the  physical  plates or screens  used to make,  manufacture  or press  the  same),  confidential  and  proprietary  information  and  other
     intellectual   property   (regardless  of  whether   registered   with  any
     Governmental  Authority)  exclusively  used in connection  with the Branded
     Products,  including those set forth on Schedule  2.1(a),  and all goodwill associated with each of the foregoing (the "Intellectual Property");

          (b) all lists of current and past  customers  of the Branded  Products for two years prior to the Closing,  which list shall  include the business address and shipping address for such customers (the "Customer Lists");

          (c)  all  agreements,   contracts,  contract  rights,  understandings,
     commitments  and  arrangements  of Seller  (regardless of whether  prepaid)
     related  exclusively to the Branded Products,  whether oral or written (the
     "Contracts"), including (i) the material Contracts identified or summarized on Schedule 2.1(c);  (ii) any and all material purchase orders delivered to suppliers, identified or summarized on Schedule 2.1(c), for which the goods or services  being  purchased by Seller relate  exclusively  to the Branded
     Products  and are  delivered  to Buyer  after  Closing;  (iii)  any and all material  open  customer  purchase  orders taken in the Ordinary  Course of
     Business  that have not been  fulfilled and paid for as of the Closing Date identified  or summarized on Schedule  2.1(c);  (iv) material  customer and shelf  space  contracts  (regardless  of whether  pre-paid)  identified  or
     summarized  on  Schedule  2.1(c);   and  (v)  material  supplier  contracts
     identified  or  summarized  on Schedule  2.1(c).  A Contract will be deemed material if the  Contract is for the purchase or sale of goods or services, or otherwise creates an obligation or liability,  in an aggregate amount of more than $25,000.00;

          (d) all of Seller's  rights to all of Seller's  Uniform  Product Codes exclusively  used for the Branded  Products  (the "UPC  Codes"),  including those  listed on  Schedule  2.1 (d)  (collectively,  the "Other  Intangible
     Rights"); and

          (e) all  Branded  Product  inventories  (the  "Inventory")  located at
     Buyer's  Excelsior  Springs,  Missouri plant or any other location owned or controlled by Buyer, and determined by Buyer in its reasonable  judgment to be within  date,  merchantable  and  suitable  for human  consumption  (the
     "Selected Inventory").

     Section 2.2. Excluded Assets.  All other assets of Seller,  whether or not related to the Business,  not  specifically  included in the Assets set forth in
Section 2.1  (collectively,  the "Excluded  Assets") will not be included in the
Assets.

     Section 2.3. Assumed Liabilities.  As of the Closing, Buyer will assume and agree to  discharge  and  perform  (i) all of  Seller's  obligations  under  the
Contracts, but only to the extent that such obligations arise from and after the
Closing,  and with  respect to  material  Contracts,  are set forth on  Schedule
2.1(c),  (ii)  Seller's  obligations  for marketing  and  promotional  expenses, including coupons, discounts and the like offered by Seller prior to the Closing but not yet paid  ("Promotional  Payables"),  but only to the  extent  that such
Promotional  Payables do not exceed  $1,000,000.00  ("Agreed  Amount")  and were incurred in the Ordinary  Course of  Business,  and (iii)  Seller's  wheat price increase  reserve  payable to Buyer, if any, in the amount of up to $500,000.00,
(collectively,  the  "Assumed  Liabilities").  "Assumed  Liabilities"  does  not include  and Buyer  shall not assume any  liability  for any  tortious  or other wrongful action,  breach of contract, or nonperformance of any duty by Seller at any time before or after the Closing.

     Section 2.4. Retained  Liabilities.  Notwithstanding  anything contained in this Agreement to the contrary,  Buyer does not assume or agree to pay, satisfy, discharge  or  perform,  and will not be deemed by virtue of the  execution  and delivery of this Agreement or any document  delivered at the Closing pursuant to this  Agreement,  or  as a  result  of  the  consummation  of  the  transactions contemplated  by this  Agreement,  to have  assumed,  or to have  agreed to pay, satisfy,  discharge or perform,  any liability,  obligation or  indebtedness  of
Seller, whether primary or secondary, direct or indirect, other than the Assumed
Liabilities.  Seller shall  retain and pay,  satisfy,  discharge  and perform in accordance with the terms thereof,  all  liabilities and obligations  other than the Assumed Liabilities (the "Retained  Liabilities").  Without limitation,  the
Retained Liabilities shall include:

          (a) all  obligations  or  liabilities  of Seller or any  Affiliate  of
     Seller in respect of the  Contracts  arising  from or  attributable  to the period before  Closing,  except with respect to Promotional  Payables up to the Agreed Amount;

          (b) all  obligations  or  liabilities  of Seller or any  Affiliate  of
     Seller in respect of trade  payables,  other  accounts  payable and accrued expenses,  except  with  respect to  Promotional  Payables up to the Agreed
     Amount;

          (c) all  obligations  or  liabilities  of Seller or any  Affiliate  of
     Seller that relate to any of the Excluded Assets;

          (d) all  obligations  or  liabilities  of Seller or any  Affiliate  of
     Seller  that relate to Taxes  arising  from or  attributable  to the period before Closing;

          (e)  all  obligations  or  liabilities  for  any  legal,   accounting,
     investment  banking,  brokerage  or similar  fees or  expenses  incurred by
     Seller or any Affiliate of Seller in  connection  with,  resulting  from or attributable to the transactions contemplated by this Agreement;

          (f) all  obligations  or  liabilities  of Seller or any  Affiliate  of
     Seller for any borrowed money,  and all obligations or liabilities  arising under any letter of credit or guaranty issued in connection therewith;

          (g) except for the Assumed Liabilities, all obligations or liabilities of Seller or any Affiliate of Seller  resulting from,  caused by or arising out of, directly or indirectly,  the conduct of the Business by Seller,  or the  ownership  or lease of any of the Assets or any  properties  or assets previously used in the Business at any time prior to the Closing, including such of the  foregoing  as  constitute,  may  constitute  or are alleged to constitute  a tort,  or  violation  of any legal  requirement,  contract or agreement by which Seller is bound; and

          (h) all  obligations  in respect of  present  or former  employees  or independent contractors of Seller or any Affiliate of Seller, including (i)
     claims for severance,  unemployment compensation or insurance, any employee benefits or other compensation or damages by or on behalf of any present or former employees or independent contractors of Seller or by or on behalf of any  Governmental  Authority  in respect of present or former  employees or independent  contractors of Seller; (ii) all liabilities and obligations of
     Seller or any  Affiliate  of  Seller  with  respect  to  present  or former employees or  independent  contractors  of Seller under any Plan; and (iii)
     all liabilities and obligations  with respect to physical,  mental or other health conditions of present or former employees or independent contractors of Seller.

                                  ARTICLE III.
                            PURCHASE PRICE OF ASSETS

     Section 3.1. Purchase Price.  Subject to the terms and conditions  provided in this  Agreement,  Buyer  shall pay to  Seller  the  amount of  $5,000,000.00, adjusted as set forth in Section 3.2 (the "Cash  Amount" and  together  with the
Assumed  Liabilities,  the "Purchase Price").  Buyer shall pay to Seller by wire transfer  $1,000,000.00 upon the execution of this Agreement as earnest money to be  credited  against the  Purchase  Price at the  Closing.  Buyer shall pay the remaining  Purchase  Price to Seller by wire  transfer at the Closing.  All wire transfers  made by Buyer to Seller shall be sent to Hickory  Point Bank & Trust,
ABA 0711-24805,  Account # 01 4982. If Buyer  terminates this Agreement prior to
Closing pursuant to Section 13.11(a)(i), (ii) or (iii), or if the conditions set forth  Section  9.1(f),  (g) or (h) are not met and Buyer fails to complete  the
Closing as a result  thereof,  then in either case Seller  shall return to Buyer the earnest money paid without interest.  In all other cases where the Agreement is  terminated  or the parties  fail to complete  the  Closing,  Seller shall be entitled to retain the earnest  money paid,  and pursue any remedies that may be available pursuant to this Agreement, in law or at equity.

     Section 3.2.  Adjustments to Purchase  Price.  On the Closing Date,  Seller
shall deliver to Buyer a balance sheet setting  forth,  among other things,  the
Seller's liability for Promotional Payables as of the Closing Date (the "Closing
Date  Balance  Sheet").  To the extent  that the  Promotional  Payables  on such
Closing Date Balance Sheet exceed the Agreed Amount, the Purchase Price shall be reduced by reducing the Cash Amount on a  dollar-for-dollar  basis. In addition, the Purchase  Price shall be  increased,  by  increasing  the Cash Amount by the
Inventory

Purchase  Amount.   The  Inventory   Purchase  Amount  shall  be  determined  by
multiplying  the number of cases of Selected  Inventory  by Seller's  documented average cost per case.

     Section 3.3. Claims.

          (a) Claim  Payment.  The  parties  acknowledge  that after the Closing
     Buyer may receive claims for or be subject to offsets related to claims for
     Promotional Payables in excess of the Agreed Amount  ("Promotional  Payable
     Claims")  and that Seller may  receive  claims  from,  or be  subjected  to offsets by customers  that relate to matters for which Buyer is responsible under this Agreement  ("Customer Claims")  (Promotional  Payable Claims and
     Customer Claims being referred to herein as "Post-Closing  Claims"). In the event a party (the "Receiving Party") receives  Post-Closing Claims, it may submit  such  claims to the other  party (the  "Paying  Party") on a weekly basis, with any documentation  related to the Post-Closing  Claims received by the Receiving Party ("Submitted Claims"), and the Paying Party shall pay the Receiving Party, by wire transfer,  the amount of such Submitted Claims on the third  business  day  following  the date on which it  received  the
     Submitted Claims.  If such payment is not made timely,  the Receiving Party will be entitled to interest thereon at the rate of 18% per annum.

          (b)  Monthly  True-up.  A  Paying  Party  may,  after  the end of each calendar  month,  conduct an audit of the books and  records of a Receiving
     Party to confirm the existence of all Submitted  Claims and the accuracy of the  calculation of the Submitted  Claims and Receiving  Party will provide
     Paying Party and its agents  reasonable access to its books and records for this purpose.  In the event a Paying Party  reasonably  determines  that it overpaid  a  Submitted  Claim,  the  Receiving  Party  will  reimburse  the overpayment  by wire  transfer  on the third  business  day  following  the receipt by it of written notice of overpayment.

          (c) Time Limit.  The provisions of Section 3.3 shall terminate on June
     30, 2003.

     Section 3.4. Allocation of Purchase Price. Seller and Buyer shall allocate the Purchase Price among the Assets in accordance with Section 1060 of the Code.
Such allocation shall be established by mutual agreement of Seller and Buyer and shall be  attached  to this  Agreement  as  Schedule  3.4  within 30 days  after
Closing.  The  allocations  will be used by Buyer  and  Seller  as the basis for reporting  asset values and other items for  purposes of all  required  returns, statements and reports with respect to taxes,  including any reports required to be filed  under  Section  1060(b)  of the Code.  Seller  and Buyer  agree not to assert,  in connection with any audit or other proceeding with respect to Taxes, any asset values or other items  inconsistent  with the allocations set forth in
Schedule 3.4.

                                  ARTICLE IV.
                                    CLOSING

     Section  4.1. Date,  Time and Place of Closing.  The  consummation  of the transactions  contemplated  hereby  (the  "Closing")  shall be held on the first
Monday (or if such Monday is not a business  day, the first  Tuesday)  following the date on which all conditions to Closing in Article

IX have been  satisfied or waived at a time mutually  acceptable to the parties, but in any event not later than  October  31,  2002 (the  "Closing  Date").  The
Closing shall take place at the offices of Blackwell Sanders Peper Martin,  LLP,
2300 Main Street, Suite 1000, Kansas City, Missouri 64108 or at such other place as the parties agree.

     Section 4.2. Deliveries by Seller at Closing. At the Closing,  Seller shall convey,  transfer,  assign,  and deliver all of its right, title and interest in and  possession  of the  Assets to Buyer,  and shall  also  deliver to Buyer the following:

          (a) A Bill of Sale,  duly  executed  by Seller,  in the form  attached hereto as Exhibit 4.2(a);

          (b) An Assignment and Assumption Agreement, duly executed by Buyer and
     Seller, in the form attached hereto as Exhibit 4.2(b);

          (c) Such other instruments of conveyance,  assignment and transfer, in form and  substance  satisfactory  to  Buyer,  as  appropriate  to  convey, transfer  and assign to, and to vest in,  Buyer,  good,  clear,  record and marketable title to the Assets,  including a consent or assignment  related to the UPC Codes;

          (d) A Cross  Receipt,  duly executed by Buyer and Seller,  in the form attached hereto as Exhibit 4.2(d);

          (e) A certified  copy of duly  adopted  resolutions  of ADM's Board of
     Directors   authorizing   ADM's   representative  to  execute  and  deliver
     agreements of the nature of this Agreement, and a certificate of incumbency certifying that the individual signing documents on behalf of ADM holds one of the offices set forth in the above-referenced resolution;

          (f) A certified copy of duly adopted  resolutions of Seller's Board of
     Directors  authorizing,  approving  and  consenting  to the  execution  and delivery  of  this  Agreement,  to the  consummation  of  the  transactions contemplated  herein,  and to the  performance  of the agreements set forth herein;

          (g) A certificate of a duly authorized  officer of Seller stating that the  representations and warranties of Seller in this Agreement are true as of the Closing;

          (h) The waiver, release, consent, certificate or other document of any
     Person  that is  necessary  to  consummate  the  transactions  contemplated hereby,  and to  make  the  warranties  and  representations  made  in this
     Agreement true;

          (i) A duly  executed  copy  of a  Transition  Agreement,  in the  form attached hereto as Exhibit 4.2(i);

          (j) Originals of all Contracts in Seller's possession;

          (k) A duly  executed  copy  of the  Contract  Manufacturing  Agreement
     Amendment;

          (l) A duly executed copy of the Soy 7 License Agreement;

          (m) A duly executed copy of the Protein Purchase Agreement; and

          (n) The Customer List.

     Section 4.3. Deliveries by Buyer at Closing.  Buyer shall deliver to Seller at Closing:

          (a) The Purchase Price;

          (b) An Assignment and Assumption Agreement, duly executed by Buyer and
     Seller, in the form attached hereto as Exhibit 4.2(b);

          (c) A Cross  Receipt,  duly executed by Buyer and Seller,  in the form attached hereto as Exhibit 4.2(d);

          (d) A certified  copy of duly adopted  resolutions of Buyer's Board of
     Directors  authorizing,  approving,  and  consenting  to the  execution and delivery  of  this  Agreement,  to the  consummation  of  the  transactions contemplated herein, and to performance of the agreements set forth herein;

          (e) A certificate of a duly  authorized  officer of Buyer stating that the  representations  and warranties of Buyer in this Agreement are true as of the Closing;

          (f) A duly  executed  copy  of a  Transition  Agreement,  in the  form attached hereto as Exhibit 4.2(i);

          (g) A duly  executed  copy  of the  Contract  Manufacturing  Agreement
     Amendment;

          (h) A duly executed copy of the Soy 7 License Agreement; and

          (i) A duly executed copy of the Protein Purchase Agreement.

     Section  4.4. Effective  Time.  The  effective  time  of the  transactions contemplated  by the  Agreement  shall be deemed to be as of 12:01  a.m.  on the
Closing Date (the "Effective Time"). Provided the Closing occurs, Buyer shall be entitled to possession of, and to exercise all rights arising under,  the Assets as of the  Effective  Time.  The risk of loss or damage  to the  Assets by fire, storm,  flood,  theft,  or other casualty or cause shall be in all respects upon
Seller prior to the Effective Time and upon Buyer thereafter.

                                   ARTICLE V.
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     As an  inducement to Buyer to enter this  Agreement  and to consummate  the transactions  contemplated  hereby,  Seller  represents and warrants to Buyer as follows:

     Section 5.1. Existence. Seller is duly organized,  validly existing, and in good  standing  under the laws of the State of Delaware  and is  qualified to do business and is in good standing in

all  jurisdictions  in  which  it is  required  to be so  qualified  and in good standing as a result of its operation of the Business,  except where the failure to be so qualified or in good standing would not be a Material Adverse Event.

     Section  5.2. Power and  Authority.  Seller  has all  requisite  power and authority to own its properties and assets,  including the Assets,  and to carry on the Business as now conducted.  Seller has all requisite  corporate power and authority to execute and deliver this  Agreement,  to perform the agreements and covenants  of  Seller  set  forth  in  this  Agreement  and  to  consummate  the
transactions   contemplated  by  this   Agreement,   including  the  conveyance,
assignment and transfer of the Assets.

     Section 5.3. Execution and Delivery Permitted. The execution,  delivery and performance  of this Agreement will not (i) violate or result in a breach of any term of Seller's Certificate of Incorporation or Bylaws, (ii) result in a breach of or constitute a default under any term in any agreement or other  instrument, including any Contract, to which Seller is a party, (iii) violate any law or any order, rule or regulation  applicable to Seller,  of any Governmental  Authority having  jurisdiction over Seller, its properties or the Assets or (iv) result in the creation or  imposition  of any Lien upon any of the Assets.  The Seller has taken all action  required by law and by Seller's  Certificate of  Incorporation
and  Bylaws  to  authorize  the  execution,  delivery  and  performance  of this
Agreement and the other agreements executed in connection herewith by Seller and the transfer all of the Assets to Buyer in accordance with this Agreement.

     Section 5.4. Consents.  Except as set forth on Schedule 5.4, the execution, delivery and performance of this Agreement and the other agreements  executed in connection  herewith,  and  the  consummation  by  Seller  of  the  transactions contemplated  hereby and thereby do not require  any filing  with,  notice to or consent,  waiver or approval of any third party,  including  but not limited to, any Governmental Authority or entity other than any disclosure of this Agreement required by applicable securities laws, regulations and rules.

     Section  5.5. Affiliate  Contracts.  Except as set forth in  Schedule  5.5
(including as to any oral matters an accurate and  reasonably  detailed  summary thereof),  there are no contracts,  agreements,  commitments,  understandings or arrangements  affecting  or relating to the  Business or the Assets to which any
Affiliate of Seller is a party or by which any such Affiliate is bound.

     Section  5.6. Ownership  of Assets.  Seller  has sole and good,  clear and marketable  title to the  Assets,  which title will be  transferred  to Buyer at
Closing,  free  and  clear of all  Liens.  Seller  has the  full,  absolute  and unrestricted right to assign,  transfer and convey to Buyer the Assets,  subject only to such consents and approvals as listed on Schedule  5.4,  which  consents and  approvals  Seller  shall  deliver  to Buyer  at  Closing.  To the  Seller's knowledge,  the  Assets  constitute  all of the  intellectual  property  (except software),  customer  lists,  contracts,  inventory  and Uniform  Product  Codes necessary  to conduct  the  marketing  and sale of the  Branded  Products in the
Ordinary Course of Business.

     Section  5.7. Contracts.  The  Contracts  have  been  entered  into in the
Ordinary Course of Business.  Except as  specifically  provided on Schedule 5.7,
Seller has full, absolute and unrestricted right to assign,  transfer and convey to  Buyer  the  Contracts.  Each  Contract  is in  full  force  and  effect  and constitutes the legal, valid, binding and enforceable obligation of the parties

                                       10

thereto.  Seller and the other  parties  thereto are current in all  obligations under each Contract. There have been no events of default, and no state of facts exist that with notice or passage of time, or both, would constitute an event of default by Seller under any Contract. To the Seller's knowledge, there have been no events  of  default,  and no state of facts  exists  that with  notice or the passage  of time,  or both,  would  constitute  an event of  default  under  any contract by any party other than  Seller.  Except as set forth on Schedule  5.7, the  consummation  of the  transactions  contemplated by this Agreement will not
(and will not give any Person a right to)  terminate or modify any rights of, or accelerate or increase any  obligation of Seller under any Contract.  A true and complete copy of every written  Contract listed on Schedule 2.1(c) has been made available  to Buyer  and such  Schedule  contains  an  accurate  and  reasonably detailed summary of all oral contracts.

     Section 5.8. Intangible Personal Property. Seller has full right, title and interest in and to the Intellectual  Property, the Customer Lists, and the Other
Intangible Rights (collectively,  the "Intangible Personal Property"). Seller is
not (i) a licensor or licensee in respect of any Intangible Personal Property or
(ii)  obligated  to make any  royalty  or other  payments  with  respect  to any
Intangible Personal Property.  To Seller's  knowledge,  Seller is not infringing upon or otherwise acting adversely to the intangible  personal property owned by any other  Person,  and there is no notice,  claim or action by any such  Person pending with respect thereto.

     Section  5.9. Binding  Effect.  This  Agreement  and each other  agreement required to be executed and  delivered by Seller in  connection  herewith,  when executed  and  delivered,  will be the legal,  valid and binding  obligation  of
Seller,  enforceable  against  Seller in  accordance  with its terms,  except as enforceability  may be limited  by (i)  applicable  bankruptcy,  reorganization, insolvency,  moratorium and similar laws affecting the enforcement of creditors'
rights generally,  and (ii) general equitable principles  (regardless of whether enforceability is considered in a proceeding in equity or at law).

     Section 5.10. Documents  Sufficient.  The documents delivered by Seller to
Buyer  pursuant to Article IV of this  Agreement  will be valid,  sufficient and effective  to  completely  transfer  to Buyer all of Seller's  right,  title and interest in and to all of the Assets, free and clear of all Liens.

     Section 5.11. Litigation and Compliance  with Law.  Except as set forth on
Schedule 5.11, there are no suits,  actions,  claims,  demands,  investigations, complaints,  or other  proceedings of any nature whatsoever in law or in equity, that are pending or, to the knowledge of Seller, threatened against Seller, that affect any of the Assets or the Branded Products,  by or before any Governmental
Authority.  Seller is not in default  or  violation  with  respect to any order, writ,  injunction,  garnishment,  levy, or decree of any Governmental  Authority applicable  to the  Assets  or the  Branded  Products,  and the use,  operation, ownership,  or transfer of the Assets does not constitute a default or violation thereunder.  Neither  the  condition  of the  Assets  nor the  Branded  Products violates  in  any  material  respect  any  federal,  state,  or  municipal  law, regulation or rule.

     Section  5.12. Taxes.  Seller has timely  filed (or will timely  file) all federal,  state,  local and other Tax  returns  and  reports  of  whatever  kind pertaining to the Assets or the Business and

                                       11

required to be filed by Seller for all periods up to and  including  the Closing
Date.  Seller has paid (or will  timely  pay) all Taxes that are due and payable
(or that relate to any period up to and including the Closing Date) or for which assessments  relating to any period up to and  including  the Closing  Date have been  levied,  the  nonpayment  of which  could  result  in a Lien on any of the
Assets. There are no audits, suits, actions, claims, investigations,  inquiries, or proceedings pending or, to the knowledge of Seller, threatened against Seller with respect to any Taxes,  nor are any such matters under  discussion  with any
Governmental Authority as they relate to the Business or the Assets.

     Section 5.13. Permits. To the Seller's knowledge, there are no governmental permits or licenses necessary to operate the Business.

     Section  5.14. Customers.  Since  August 1, 2002,  to Seller's  knowledge,
Seller has not  received  any notice from any of its top twenty  (20)  customers purchasing  Branded  Products  from  Seller  that any such  customer  intends to terminate,  or to reduce by more than 50% on an annual  basis,  its purchases of
Branded Products from Seller.

     Section  5.15. Books and  Records;  Disclosure.  The books and  records of
Seller  relating to the  Business  are in all  material  respects  complete  and correct and have been maintained in accordance with good business practices. The financial statements of the Business provided to Buyer accurately present in all material  respects  the  results of  operations  and  financial  position of the
Business  for  the  periods  and  at  the  times   indicated   (the   "Financial
Statements").  The Financial  Statements  have been  maintained  and prepared in accordance  with generally  accepted  accounting  principles.  As of the Closing
Date,  the  Closing  Date  Balance  Sheet will be accurate  and  complete in all material respects.  None of (i) the Financial  Statements,  (ii) the information concerning  the  Assets,  Business  or  Seller  delivered  to  Buyer,  (iii) the representations  and  warranties  made by Seller in this  Agreement  or (iv) the statements  made by or on  behalf  of Seller  in any  certificate,  document  or
Schedule  delivered  or to be  delivered  in  connection  with  the  transaction contemplated by this Agreement, contains or will contain any untrue statement of material  fact,  and there is no omission of any material fact necessary to make such  representation or warranty or any such statement not misleading,  in light of the  circumstances  in which they are made. The items listed in the Schedules attached to this Agreement constitute all of the matters required to be shown on such Schedules.

     Section 5.16.  Brokers  Fees.  Seller has no liability or obligation to pay any brokerage or finders fees or  commissions  with respect to the  transactions contemplated herein.

     Section 5.17. Inventory. As of the Closing, the Selected Inventory shall be merchantable,  suitable for human  consumption,  comply with all applicable law, and bear no  name,  mark or  other  designation  that  knowingly  infringes  the intellectual property rights of any other party.

     Section 5.18. Disclaimer.  Except as to the warranties expressly set forth in this Article V, Seller makes no representations or warranties relative to the
Assets  whatsoever.  Unless  expressly  granted in this Article V, SELLER HEREBY
DISCLAIMS ANY AND ALL IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTY OF

                                       12

MERCHANTABILITY AND THE WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

                                  ARTICLE VI.
                               COVENANTS OF SELLER

     Seller covenants and agrees as follows:

     Section 6.1.  Performance  of Contracts  and Retained  Liabilities.  Seller
shall,  from the date  hereof  through  the  Closing,  continue  to  faithfully, diligently  and promptly  perform each and every  obligation of Seller,  if any, under each of the Contracts and pay and satisfy each Retained Liability.

     Section 6.2. Conduct of Business. From the date hereof through the Closing,
Seller shall  operate the  Business in  accordance  with the Ordinary  Course of
Business and with at least as much  attention and support as is currently  being provided, using its best efforts to preserve and maintain its relationships with suppliers and customers and to preserve its current level of sales volume, shelf space and  historical  operating  margins.  Seller shall pay all bills and debts incurred by it and related to the  operation  of the  Business  promptly as they become due.  Seller shall  consult in advance with Buyer on all decisions not in the Ordinary Course of Business relating to the, Assets or the Business.

          (a) In particular, and without limiting the foregoing, with respect to the Business, Seller shall:

               (i)  continue to conduct marketing,  product pricing, promotional
                    and  advertising   activities   consistent  with  historical
                    practices;

               (ii) maintain  the sales force in a manner  consistent  with past practices,  including,  but not limited to,  maintaining the number of active salespersons assigned to the Business,  and maintain  the levels of and the payment of bonus,  incentive and other compensation;

               (iii)continue  to  purchase  and  maintain  inventories  in  such quantities  and quality as necessary to operate the Business in the Ordinary Course of Business;

               (iv) refrain from shipping  manufactured  pasta ahead of normally
                    maintained   schedules   or  shipping   dates  or  otherwise
                    accelerating  sales or the amount of Inventory  less than 90 days old in a manner not in the Ordinary  Course of Business
                    ("Trade  Loading"),  or permitting or tolerating any brokers or  other  representatives  of  Seller  to  engage  in Trade
                    Loading;

               (v)  continue  all  customer  service and  fulfillment  levels at
                    historical   levels  and   maintain   all  shelf  space  and
                    promotional  displays at least at the levels in existence as of the date hereof,

                                       13

               (vi) continue to operate  the  Business  in  compliance  with all applicable  local,  state and federal laws and  regulations;
                    and

               (vii)notify   Buyer   within   48  hours   of  any   termination,
                    cancellation,  limitation of, or any adverse modification of or change in, any, Contract or any business  relationship of
                    Seller with any customer described in Section 5.14.

          (b)  Further,  Seller  shall not,  without the express  prior  written approval of Buyer:

               (i)  change in any  material  manner the  ownership of the Assets
                    (other  than  inventories  sold in the  Ordinary  Course  of
                    Business);

               (ii) terminate or decrease the rate of  compensation  or benefits
                    of,  any   salesperson   responsible  for  the  sale  and/or
                    distribution of products within the Business;

               (iii) mortgage, pledge or subject to Lien any of the Assets;

               (iv) enter into or commit to enter into any  Contract  other than
                    in  the  Ordinary   Course  of  Business  or  any  contract,
                    agreement  or  commitment  that would be  required to be set forth on Schedule 5.5 hereto; or

               (v)  other than in the  Ordinary  Course of  Business,  cancel or terminate  or  consent  to or  accept  any  cancellation  or termination of any Contract,  amend or otherwise  modify any of the  material  terms or  provisions  or give any consent, waiver or approval with respect to any  Contract,  waive any breach of any material terms or provisions or take any other action in connection with any Contract that would materially impair the  interests or rights of Seller to be  transferred to Buyer hereunder.

     Section 6.3. Access to Information. Seller shall afford Buyer, its counsel, financial  advisors,  auditors and other authorized  representatives  reasonable access for any  purpose  consistent  with this  Agreement  from the date  hereof through the Closing or termination of this  Agreement,  whichever  occurs first, during normal business hours, to the offices, properties,  books, and records of
Seller related to the Assets and the Branded Products and shall furnish to Buyer such additional financial and operating data and other information as Seller may possess  and as Buyer may  reasonably  request  related  to the  Assets  and the
Branded Products.

     Section  6.4. No Sale  Negotiations.  Seller and its  representatives  and agents shall not solicit,  entertain or engage in any negotiations,  discussions or contact with any party other than Buyer,  with respect to the sale,  transfer or other  disposition  of any of the Assets (other than the sale of Inventory in the  Ordinary  Course  of  Business),  or  any  interest,  legal,  equitable  or beneficial, in the above.

                                       14

     Section  6.5. Confidentiality.  Seller  will  hold,  and  will  cause  its directors,  officers,  employees,  accountants,  counsel, financial advisors and other representatives and Affiliates to hold, any nonpublic information of Buyer in confidence to the extent required by, and in accordance  with, the provisions of the Confidentiality Agreement.

     Section  6.6. Reporting  Requirements.  From the date  hereof  through the
Closing, Seller shall promptly notify Buyer of:

          (a) Any (i) Material Adverse Event, (ii) any fact that, if known as of the date of this  Agreement,  would have been  required to be  disclosed to
     Buyer,  (iii) event that causes any  representation  or warranty  contained herein to be untrue or  inaccurate in any respect or (iv) event that causes any covenant, condition or agreement of Seller hereunder not to be complied with or satisfied in any respect;

          (b) all claims, actions,  charges, orders or other directives that, if adversely determined, would cause a Material Adverse Event; and

          (c) such other  information  respecting the Assets or the  operations, business prospects or condition (financial or otherwise) of the Business as
     Buyer may from time to time reasonably request.

     Section 6.7. Cooperation Other Actions.

          (a)  Seller  will use its best  efforts  to  facilitate  and cause the consummation of the transactions contemplated hereby and to obtain from all
     Persons,  and take all other  actions  with  respect  to, all  consents  or approvals  required  on  the  part  of  such  party  with  respect  to  the consummation of the transactions contemplated hereby.

          (b) From the date hereof  through the  Closing,  Seller shall not take any action that would,  or that would  reasonably be expected to, result in any of the conditions to the transactions  contemplated hereby set forth in
     Sections  9.1 and 9.2 hereof not being  satisfied,  or in the  satisfaction thereof being delayed.

     Section  6.8.  Subsequent  Contracts.  From the  date  hereof  through  the
Closing,  Seller  shall (i)  include in any  agreements  entered  into by Seller relating  in  any  way to  the  Assets  or  the  Branded  Products  ("Subsequent
Contracts")  a  provision  permitting  the  assignment  of any  such  Subsequent
Contract to Buyer and providing that upon such  assignment,  Buyer shall succeed to all of Seller's rights,  title and interests  thereunder and (ii) ensure that no Subsequent  Contract  contains any provision which would limit in any way the rights, title and interest of Seller in the Assets.

     Section 6.9. Transfer and Sales Tax.  Notwithstanding any provisions of law imposing the burden of such taxes on Seller or Buyer, as the case may be, Seller shall be responsible  for and shall pay (a) all sales,  use and transfer  taxes, and (b) all  governmental  charges,  if any, upon the sale or transfer of any of the  Assets  hereunder.  If Seller  shall  fail to pay such  amounts on a timely basis, Buyer may pay such amounts to the appropriate  Governmental  Authority or authorities,  and Seller shall promptly  reimburse Buyer for any amounts so paid by Buyer.

                                       15

     Section 6.10. Pasta Products.  Commencing on the Closing and for so long as the  Contract  Manufacturing  Agreement,  as amended  pursuant to Section  12.1, remains in effect between the parties,  Seller or Seller's  Affiliates  will not manufacture,  market,  sell or distribute  any branded retail dry pasta product, alone or in combination  with any other product,  unless such branded retail dry pasta product is manufactured by Buyer.

     Section  6.11. Insurance.   Seller  shall  continue  to  maintain  product
liability insurance for all periods through the Effective Time.

     Section  6.12.  Supply of Soy  Protein.  Buyer  shall  purchase  all of its requirements for soy protein exclusively from Seller for a period of three years pursuant to the terms and conditions of the Protein Purchase  Agreement,  in the form of Exhibit 6.12 hereto.

     Section 6.13. Soy 7 License.  Seller shall grant to Buyer a  non-exclusive license  to use the Soy 7 marks  in  conjunction  with  the  manufacture,  sale, marketing  and  use of dry  pasta,  on the  terms  and  conditions  of the Soy 7
License,  in the form of Exhibit 6.13 hereto,  which shall include a 2(cent) per pound royalty and the obligation to purchase soy isolate from Seller on products bearing the Soy 7 marks.

                                  ARTICLE VII.
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     As an inducement  to Seller to enter into this  Agreement and to consummate the transactions contemplated hereby, Buyer represents and warrants to Seller as follows:

     Section 7.1. Corporate  Existence.  Buyer is a corporation duly organized, validly  existing and in good  standing  under the laws of the State of Delaware and is qualified to do business and is in good standing in all  jurisdictions in which it is  required to be so  qualified  as a result of the  operation  of its business,  except where the failure to be so qualified or in good standing would have a material adverse effect on the Buyer.

     Section  7.2. Corporate  Power  and  Authority.  Buyer  has all  requisite corporate power and authority to own its properties and assets,  and to carry on the business in which it is now engaged. Buyer has all requisite corporate power and authority to execute and deliver this  Agreement,  to perform the agreements and  covenants  of Buyer  set  forth in this  Agreement  and to  consummate  the transactions contemplated by this Agreement.

     Section 7.3. Execution and Delivery Permitted. The execution,  delivery and performance  of this Agreement will not (i) violate or result in a breach of any term of Buyer's  Certificate of Incorporation or Bylaws; (ii) result in a breach of or constitute a default  under any term in any agreement or other  instrument to which  Buyer  is a party;  or (iii)  violate  any law or any  order,  rule or
regulation   applicable  to  Buyer,  of  any   Governmental   Authority   having
jurisdiction  over  Buyer or its  properties.  The Buyer  has  taken all  action required  by law,  and by Buyer's  Certificate  of  Incorporation  and Bylaws to
authorize the  execution,  delivery and  performance  of this  Agreement and the other  agreements  executed in connection  herewith by Buyer and the purchase of the Assets from Seller in accordance with this Agreement.

                                       16

     Section  7.4.  Binding  Effect.  This  Agreement  and each other  agreement required to be executed and  delivered  by Buyer in  connection  herewith,  when executed  and  delivered,  will be the legal,  valid and binding  obligation  of
Buyer,  enforceable  against  Buyer in  accordance  with its  terms,  except  as enforceability  may be limited  by (i)  applicable  bankruptcy,  reorganization, insolvency,  moratorium and similar laws affecting the enforcement of creditors'
rights generally,  and (ii) general equitable principles  (regardless of whether enforceability is considered in a proceeding in equity or at law).

     Section 7.5. Consents.  The  execution,  delivery and  performance of this
Agreement  and the other  agreements  executed in connection  herewith,  and the consummation by Buyer of the transactions contemplated hereby and thereby do not require any filing with,  notice to or consent,  waiver or approval of any third party,  including but not limited to, any Governmental  Authority other than any disclosure of this Agreement required by applicable securities laws, regulations and rules.

     Section 7.6.  Brokers Fees. Buyer has no liability or obligation to pay any brokerage  or finders  fees or  commissions  with  respect  to the  transactions contemplated herein.

                                 ARTICLE VIII.
                               COVENANTS OF BUYER

     Section 8.1. Buyer Performance. Buyer hereby covenants and agrees to accept conveyance of the Assets, and to assume and perform the Assumed Liabilities.

     Section  8.2. Confidentiality.   Buyer  will  hold,  and  will  cause  its
respective  directors,  officers,  employees,  accountants,  counsel,  financial advisors  and  other  representatives  and  affiliates  to  hold  any  nonpublic information  of the  Seller in  confidence  to the  extent  required  by, and in accordance with, the provisions of the Confidentiality Agreement.

     Section 8.3. Other  Actions.  From the date hereof to the  Closing,  Buyer shall not take any action that would,  or that would  reasonably be expected to, result in any of the  conditions to Closing set forth in Sections 9.1 or 9.2 not being satisfied, or in the satisfaction thereof being delayed.

     Section  8.4. Notification  of  Certain  Matters.  From  the  date of this
Agreement  through  the  Closing,  Buyer  shall  promptly  notify  Seller of the occurrence  of any fact or event that would  reasonably be expected (i) to cause any representation or warranty of Buyer contained in this Agreement to be untrue in any material respect or (ii) to cause any covenant, condition or agreement of
Buyer hereunder not to be complied with or satisfied in any material respect.

     Section 8.5. Post Closing Identification.  Buyer shall ensure that products produced  after the Effective  Time and any coupons or other  promotional  items issued after the Effective Time are distinguishable from products produced prior to the Effective  Time and coupons and other  promotional  items issued prior to the Effective Time.

                                       17

                                  ARTICLE IX.
                              CONDITIONS TO CLOSING

     Section  9.1.  Buyer's  Conditions  to Closing.  The  obligations  of Buyer hereunder are subject to satisfaction of each of the following  conditions at or before Closing, the occurrence of which may, at the option of Buyer, be waived:

          (a) All representations and warranties of Seller in this Agreement and each  Schedule  hereto shall be true on and as of the Closing as if made as of the Closing,  and Seller shall have  delivered to Buyer a certificate to such effect dated as of the Closing Date;

          (b) There shall be no Material  Adverse  Event from the date hereof to the Closing Date;

          (c)  Seller  shall  have  performed  and  complied  with  all  of  its obligations under this Agreement which are to be performed or complied with by Seller prior to or on the Closing Date;

          (d) Seller  shall be willing  and able to deliver all of the items and documents  required  to be  delivered  by it pursuant to Article IV of this
     Agreement;

          (e) The  form and  substance  of the  documents  delivered  by  Seller pursuant to this  Agreement  shall be  reasonably  acceptable  to Buyer and
     Buyer's counsel;

          (f) There shall be no claims,  actions or suits  pending or threatened regarding  the Assets other than those  disclosed in Schedule  5.11 or that otherwise would restrict or prohibit Buyer or Seller from  consummating the transactions contemplated herein;

          (g) Seller shall have  obtained and  delivered to Buyer all  necessary consents to transfer the Assets and assign the Contracts to Buyer; and

          (h) During Buyer's review and investigation of the Assets, Buyer shall not have discovered (i) any material  misrepresentations  or omissions with respect to the  disclosures  previously  made to Buyer,  in the  context of negotiations of the transactions contemplated herein, concerning the Assets or the Branded Products; or (ii) any obligations or liabilities, contingent or otherwise,  which do or reasonably could materially  affect the value of any of the Assets in an amount in excess of $250,000.

     Section 9.2. Seller's  Conditions to Closing.  The  obligations  of Seller hereunder are subject to satisfaction of each of the following  conditions at or before Closing, the occurrence of which may, at the option of Seller, be waived:

          (a) All  representations  and  warranties  of Buyer in this  Agreement shall be true on and as of the  Closing as if made as of the  Closing,  and
     Buyer shall have  delivered to Seller a certificate to such effect dated as of the Closing Date;

                                       18

          (b)  Buyer  shall  have   performed  and  complied  with  all  of  its
     obligations under this Agreement which are to be performed or complied with by Buyer prior to or on the Closing Date;

          (c) Buyer  shall be willing  and able to deliver  all of the items and documents  required  to  be  delivered  by it  under  Article  IV  of  this
     Agreement; and

          (d) The  form  and  substance  of the  documents  delivered  by  Buyer pursuant to this  Agreement  shall be  reasonably  acceptable to Seller and
     Seller's counsel.

                                   ARTICLE X.
                          SURVIVAL AND INDEMNIFICATION

     Section 10.1. Survival of Representations,  Warranties and Covenants.  The
representations,   warranties,   covenants,   agreements   and   indemnification
obligations of the parties contained in this Agreement shall survive the Closing
until  June  30,   2003.   The  parties   shall  be  entitled  to  rely  on  the
representations  and  warranties  contained  herein,   notwithstanding  any  due
diligence  investigation  conducted by the parties. If, as the result of any due diligence  investigation  or  otherwise,  a  party  learns  of a  breach  of any representation  or  warranty,  such  party  shall  promptly  inform the other in writing of such breach. Either party's knowledge prior to Closing of a breach of a representation,  warranty, covenant or agreement contained herein by the other party shall not modify the  representations,  warranties covenants or agreements of any party  contained  herein or waive or impair  such  party's  right to seek indemnification for such breach after Closing.

     Section  10.2. Indemnification  by  Seller.   Seller  agrees  to  defend,
indemnify,  and  hold  harmless  Buyer  and  its  officers,  directors,  agents, employees, and Affiliates against and in respect of any and all loss, liability, lien, damage, cost and expense (each, a "Buyer Indemnification  Claim") incurred or resulting from:

          (a) except for Assumed Liabilities,  any matter or event of any nature whatsoever  relating to Seller or the  ownership or operation of the Assets or the Business that occurred  prior to the Closing,  and without  limiting the generality of the  foregoing,  such matters or events shall include all
     Retained Liabilities and all Excluded Assets;

          (b) any misrepresentation or breach of warranty made by Seller in this
     Agreement or in any document,  certificate or Schedule delivered hereunder;
     or

          (c) any  non-fulfillment  of any covenant or agreement by Seller under this  Agreement or any  liability  related to  noncompliance  with any bulk sales laws.

     Section 10.3. Indemnification by Buyer. Buyer agrees to defend, indemnify, and hold harmless  Seller and its  officers,  directors,  agents,  employees and
Affiliates against and in respect of any and all loss, liability,  lien, damage, costs and expense (each a "Seller  Indemnification Claim") incurred or resulting from:

          (a) the  ownership or operation of the Assets or the Business from and after the Closing or the nonperformance of Assumed Liabilities;

                                       19

          (b) any  misrepresentation or breach of warranty made by Buyer in this
     Agreement or in any document,  certificate or Schedule delivered hereunder;
     or

          (c) any  non-fulfillment  of any  covenant or agreement by Buyer under this Agreement.

     Section 10.4. Time to Assert Claims.  Any Buyer  Indemnification  Claims or
Seller  Indemnification Claims made pursuant to this Article must be asserted by providing written notice to the party against which the Indemnification Claim is made  reasonably  promptly after the asserting party becomes aware of such Claim
(the  "Indemnification  Claim  Notice").  The right of a party to be indemnified hereunder  shall not be adversely  affected by such party's failure to give such
Indemnification Claim Notice unless, and then only to the extent that, the party against  which the  Indemnification  Claim is made is  prejudiced  thereby.  The parties shall resolve disputes between them regarding  Indemnification Claims in accordance with Article XI. The term "Indemnification  Claim" shall mean a Buyer
Indemnification Claim or a Seller Indemnification Claim, as appropriate.

     Section 10.5. Third Party Claim Indemnification  Procedure.  An indemnified person shall  promptly  notify the  indemnifying  party of the  existence of any
Indemnification  Claim  resulting  from a claim made by a third  party and shall give the  indemnifying  party  the  opportunity  to  defend  the same at its own expense and with counsel of its own  selection,  provided that such  indemnified person  shall at all  times  also  have the  right to  participate  fully in the defense of the  Indemnification  Claim at its own expense.  If the  indemnifying party shall,  within twenty (20) days after such notice, fail to acknowledge its indemnification  obligation  hereunder in writing or  thereafter  fail to defend such  Indemnification  Claim  adequately and  reasonably,  and such  indemnified person is entitled  to such  defense,  such  indemnified  person  shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising  reasonable business judgment) such Indemnification  Claim on behalf,  for the  account,  and the sole risk and expense,  of the  indemnifying party.

     Section 10.6. Limitations on Indemnification.

          (a) Notwithstanding  anything to the contrary,  the indemnifying party shall not be liable for an Indemnification Claim under this Article for:

               (i)  any  Indemnification  Claim,  unless and until the aggregate amount  of all such  Indemnification  Claims  otherwise  due exceeds an accumulated total of One Hundred Thousand Dollars
                    ($100,000.00); or

               (ii) any Indemnification Claim to the extent arising directly out
                    of   the   acts   or   omissions   of  the   party   seeking
                    indemnification.

          (b) The maximum aggregate amount of all Indemnification Claims (except for those  set  forth in  subsection  (c)  below)  for which a party may be responsible  or  otherwise  liable  (whether for  indemnification,  breach,
     default  or  otherwise)   under  this  Article  and  this   Agreement  (the
     "Unintentional   Claims")   shall  be  the  sum  of  One  Million   Dollars
     ($1,000,000.00).

                                       20

          (c) The maximum aggregate amount of all  Indemnification  Claims based upon intentional misrepresentation, fraud or willful misconduct for which a party may be responsible or otherwise liable (whether for  indemnification, breach,  default or otherwise)  under this Article and this  Agreement (the
     "Intentional   Claims")   shall  be  the  sum  of  Five   Million   Dollars
     ($5,000,000.00).

          (d) The  maximum  aggregate  amount of all  Unintentional  Claims  and
     Intentional  Claims  combined  shall  be the  sum of Five  Million  Dollars
     ($5,000,000.00).

                                  ARTICLE XI.
                               DISPUTE RESOLUTION

     Section 11.1. General. All disputes between the parties arising under or in connection with this Agreement,  including Indemnification Claims (as more fully described below,  "Claims"),  shall be resolved in accordance with the following procedures.

     Section  11.2. Negotiation.  A party with a Claim (the  "Claiming  Party")
shall  give  reasonably  prompt  notice  (the  "Claim  Notice")  to  the  other, specifically  identifying the issue and amount in dispute.  Senior executives of the parties or their representatives shall negotiate in good faith to attempt to resolve the Claim in the absence of attorneys and other  non-employer  advisors.
During this process, either party may request that an independent third party be used to  mediate  the  dispute.  If the  parties  do not  resolve  the  Claim by negotiation  within 60 days after receipt of the Claim Notice,  either party may submit the Claim for binding arbitration.

     Section 11.3. Arbitration; Claims Covered; Conclusive Determination. Claims
not settled by negotiation  shall be resolved by arbitration in accordance  with the American Arbitration  Association  procedures for Commercial Arbitration and any supplemental rules deemed appropriate by the arbitrator (the  "Procedures").
The arbitration shall be conducted in the city of Kansas City, Missouri.  Claims by either party for injunctive or other equitable relief, for unfair competition
and  the  use  or  unauthorized   disclosure  of  trade  secrets,   confidential
information,  or  intellectual  property,  are not  covered by this  Section and either  party  may seek  and  obtain  relief  for  such  Claims  from a court of competent  jurisdiction.  The  decision  of the  arbitrator  may be entered as a judgment in any court of competent  jurisdiction  thereof.  Any  arbitral  award shall be a conclusive  determination  of the matter,  final and binding upon all parties.

     Section 11.4. Arbitration Procedures;  Survival. The parties agree that the procedures  and  provisions  set  forth  in  Schedule  11.4  shall  apply to any arbitration  under this Section.  This Agreement to arbitrate  shall survive the termination of this Agreement.

     Section 11.5. Confidentiality.  All aspects of the proceedings provided for by this Agreement,  including the exchange of information during discovery,  any hearings,  and the record of the proceedings,  are confidential and shall not be open to the public,  except (a) to the extent the  parties  agree  otherwise  in writing,  (b) as may be appropriate in any  subsequent  proceedings  between the parties, or (c) as may otherwise be required by a Governmental  Authority or the rules of the New York Stock Exchange.

                                       21

                                  ARTICLE XII.
                             SETTLEMENT AND RELEASE

     Section 12.1. Contract  Manufacturing  Agreement  Amendment.  From the date hereof through Closing, the parties shall continue to perform under the Contract
Manufacturing Agreement. As of the Closing, the Contract Manufacturing Agreement
shall  be  amended  pursuant  to  the  terms  and  conditions  of  the  Contract
Manufacturing Agreement Amendment, in the form of Exhibit 12.1 hereof.

     Section 12.2. Settlement and Release.  Except as otherwise provided in this
Section  12.2,  as of the Closing  each of Buyer and Seller,  for itself and its
Affiliates,   successors   and   assigns,   does  hereby   fully,   finally  and
unconditionally release and forever discharge the other, the others' Affiliates, agents,  attorneys,  employees,  directors and officers,  and all successors and assigns,  and  representatives  of  each  of the  foregoing  (collectively,  the
"Released  Parties")  and agrees to  indemnify  and hold  harmless  the Released
Parties, from any and all debts, claims, obligations, damages, costs, attorneys'
fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case whether known or unknown,  contingent or fixed, direct or indirect and of  whatever  nature or  description  and  whether  in law or in  equity,  under contract,  tort,  statute or otherwise,  which each has heretofore had or now or hereafter can, shall or may have against the Released Parties arising from acts, claims  or  events  related  to or  arising  out of the  Contract  Manufacturing
Agreement  prior to the Closing and any performance or  nonperformance  prior to the Closing thereunder.  Notwithstanding  the foregoing,  this Section in no way pertains to the following:

          (a) this Agreement,  the other agreements  executed in connection with this Agreement and the transactions contemplated by this Agreement;

          (b) the obligations of Seller to pay the production  invoices of Buyer under the Contract  Manufacturing  Agreement for pasta produced through the
     Closing;

          (c) Seller's obligations under any of the Retained Liabilities; or

          (d) the ongoing obligations of the parties set forth in Section 12.1.

                                 ARTICLE XIII.
                                 MISCELLANEOUS

     Section 13.1. Notices.  Except as otherwise expressly provided, all notices or other communications required or permitted under this Agreement shall be made in writing and shall be deemed given (i) upon delivery,  if sent by (A) personal delivery or (B) courier (e.g., overnight delivery), (ii) 3 days after being sent by certified  mail,  return receipt  requested,  postage and  registration  fees prepaid  and  correctly  addressed  to a party as set forth  below or (iii) upon sending,  if sent by  telecopy  to a party at the number  listed  below for such party (with a telecopy  machine  generated  confirmation  sheet  retained by the sender):

                                       22

                  If to Buyer:          American Italian Pasta Company
                                        4100 N. Mulberry, Ste. 200
                                        Kansas City, Missouri 64116
                                        Attn: Timothy S. Webster
                                        Telecopy: (816) 584-5362

                  with a copy to:       Blackwell Sanders Peper Martin LLP
                                        2300 Main Street, Suite 1000
                                        Kansas City, Missouri 64108
                                        Attn: James M. Ash
                                        Telecopy: (816)983-8080

                  If to Seller:         Archer-Daniels-Midland Company
                                        4666 Faries Parkway
                                        Decatur, Illinois 62526
                                        Attn: President, ADM Natural Health & Nutrition Division
                                        Telecopy: 217-451-6196

                  with a copy to:       Archer-Daniels-Midland Company
                                        4666 Faries Parkway
                                        Decatur, Illinois 62526
                                        Attn: General Counsel
                                        Telecopy: 217-451-6196

or to such other address as Buyer or Seller shall have last designated by notice to the other party.

     Section  13.2. Applicable  Law.  This  Agreement,   and  the  rights  and
obligations  of the  parties  hereto,  shall be governed  by and  determined  in accordance with the laws of the State of Missouri,  without giving effect to the choice or conflicts of law provisions thereof.

     Section 13.3. Benefit and Assignment. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective  successors and permitted  assigns.  Neither this Agreement nor any rights  hereunder may be assigned or transferred,  and no duties may be delegated,  by Seller without the prior  written  consent of Buyer.  Buyer may assign or  transfer  its rights and delegate its duties hereunder to any Affiliate of Buyer.

     Section 13.4. No Third Party Beneficiary. This Agreement is for the benefit of, and may be  enforced  only by, the parties  who are  signatories  hereto and their respective successors and permitted assigns. This Agreement is not for the benefit of, and may not be enforced by, any third party.

     Section 13.5. Expenses.  Except as otherwise  provided in this  Agreement, each party hereto shall pay its own expenses  incurred in  connection  with this
Agreement  and in the  preparation  for  and  consummation  of the  transactions provided for herein.

     Section 13.6. Waiver.  Except as otherwise  provided in this Agreement,  no delay or failure on the part of any party hereto in exercising any right,  power or  privilege  under this  Agreement or under any other  instrument  or document given in connection with or pursuant to

                                       23

this Agreement  shall impair any such right,  power or privilege or be construed as a waiver of any  default or any  acquiescence  therein.  No single or partial exercise  of any such  right,  power or  privilege  shall  preclude  the further exercise of such right, power or privilege,  or the exercise of any other right, power or  privilege.  No waiver shall be valid  against any party hereto  unless made in writing and signed by the party against whom  enforcement of such waiver is sought and then only to the extent expressly specified therein.

     Section 13.7. Equitable  Relief;  Remedies  Cumulative;  Interest.  Seller
hereby  acknowledges that irreparable injury may result to Buyer in the event of a breach of this  Agreement to Seller.  It is therefore  agreed that,  if Seller breaches this  Agreement,  Buyer may seek, in addition to any other remedies and damages  available:  (i) an injunction to restrain the violation thereof by such party, or its shareholders,  directors, agents, servants, employers or employees of such party,  and all Persons  acting for or with such party and (ii) specific performance  of the terms and  conditions  of this  Agreement.  All  rights  and remedies  granted in this Agreement or available under law or at equity shall be deemed concurrent and cumulative,  and not alternative or exclusive remedies, to the full extent permitted by law and this Agreement.  Any party may proceed with any number of remedies at the same time or in any order. The exercise of any one right or remedy  shall not be deemed a waiver or release  of any other  right or remedy. The parties waive any right they may have to require,  or any obligation on the part of,  another party to post a bond in  connection  with any equitable remedies.  Except as otherwise provided herein,  each party shall be entitled to interest on any  amounts  owed by and not timely paid by the other from the date such amount was first due to be paid until the date of actual payment thereof at the prime rate of Citibank,  N.A.,  as  published  from time to time in The Wall
Street Journal.

     Section 13.8. Further Actions; Transition.

          (a) If at any time after the Closing any further  action is  necessary or desirable to carry out the purposes of this  Agreement,  each party will take such further  action  (including  the  execution  and delivery of such further  instruments  and  documents)  as the other  party  reasonably  may request,  all at the sole cost and expense of the requesting  party (unless the requesting party is entitled to indemnification  therefor under Article
     X).

          (b) Seller  shall not take any action  that is designed or intended to have the effect of  discouraging  any customer,  supplier or other business associate of Seller from  establishing  or  maintaining  the same  business relationships  with Buyer  after the Closing as it  maintained  with Seller prior to the Closing relating to the Assets. Seller will refer all customer inquiries  relating  to the  Branded  Products  to Buyer from and after the
     Closing.

          (c) In the event that Buyer or Seller receives funds after the Closing which belong to or are property  payable to the other,  the receiving party shall  promptly  endorse  over  or  otherwise  pay to the  other  all  such erroneously received funds.

     Section 13.9. Entire Agreement; Amendment. This Agreement, the Exhibits and
Schedules attached hereto and the  Confidentiality  Agreement contain the entire
Agreement of the parties  hereto with respect to the  transactions  contemplated
hereby  and  supersede  any  and  all  prior   agreements,   arrangements,   and
understandings between the parties. No inducements

                                       24

contrary to the terms of this Agreement exist. No waiver of any term, provision, or condition of this Agreement,  whether by conduct or otherwise,  in any one or more instances shall be construed as a further or continuing  waiver of any such term,  provision or condition or any other term,  provision or condition of this
Agreement.  This Agreement may not be modified orally and may only be amended in a writing executed by all parties hereto.

     Section 13.10. Counterparts.  This Agreement may be executed in one or more counterparts,  each of which  shall  constitute  an  original,  but all of which together shall constitute a single agreement.

     Section 13.11. Termination.

          (a) This Agreement may be terminated prior to the Closing as follows

               (i)  At any time by the mutual consent of Seller and Buyer;

               (ii) By either party, at its sole election,  if the Closing shall not have occurred on or before October 31, 2003, unless such party  has  taken  action  (or  failed  to take  action)  in violation  of this  Agreement  and which caused delay in the
                    Closing;

               (iii)By  Buyer  upon a  material  breach  of any  representation, warranty,  covenant or  agreement  on the part of Seller set forth in this Agreement; or

               (iv) By Seller  upon a  material  breach  of any  representation, warranty,  covenant  or  agreement  on the part of Buyer set forth in this Agreement.

          (b) In the event of the  termination  of this  Agreement  pursuant  to subparagraph  (iii) or (iv) above because Seller or Buyer,  as the case may be,  shall have  willingly or in bad faith failed to satisfy a condition to the  Closing,  the other party shall be entitled to pursue,  exercise,  and enforce any and all remedies,  rights,  powers, and privileges available to it at law or in equity.

     Section 13.12. Public Announcements.  Buyer and Seller will coordinate with each other  regarding the content and timing of the initial public  announcement
of,  the  transactions   contemplated  by  this  Agreement.   Buyer  and  Seller
acknowledge  and  consent  that each may issue a press  release  concerning  the transactions  contemplated  by this  Agreement  so long  as such  press  release contains substantially the same information as set forth on Schedule 13.12.

              [The remainder of this page is intentionally blank.]

                                       25

     IN WITNESS  WHEREOF,  the parties hereto have executed this Agreement as of the date first set forth above.

Archer-Daniels-Midland Company            Gooch Foods, Inc.

By:     /s/ John D. Rice                     By:     /s/ David J. Smith
   -----------------------------------          -----------------------------------
Name:   John D. Rice                         Name:   David J. Smith
Title:  Senior Vice President                Title:  Vice President

American Italian Pasta Company

By:
   ------------------------------------
    David E. Watson
    Executive Vice President -
    Operations and Corporate Development

                                       26

     IN WITNESS  WHEREOF,  the parties hereto have executed this Agreement as of the date first set forth above.

Archer-Daniels-Midland Company            Gooch Foods, Inc.

By:                                          By:
    -----------------------------------         -----------------------------------

Name:                                        Name:
    -----------------------------------         -----------------------------------

Title:                                       Title:
    -----------------------------------         -----------------------------------

American Italian Pasta Company

By:  /s/ David E. Watson
    -----------------------------------
    David E. Watson
    Executive Vice President -
    Operations and Corporate Development

                                       26